As filed with the Securities and Exchange Commission on January 21, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fibrocell Science, Inc.
(Exact name of registrant as specified in charter)

Delaware	87-0458888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Eagleview Boulevard
Exton, Pennsylvania 19341
(484) 713-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Pernock
Chief Executive Officer
Fibrocell Science, Inc.
405 Eagleview Boulevard
Exton, Pennsylvania 19341
(484) 713-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Michael F. Marino, Esq. Fibrocell Science, Inc. 405 Eagleview Blvd. Exton, Pennsylvania 19341 Telephone: (484) 713-6030 Facsimile: (484) 713-6001	Copies to:

Jeffrey P. Libson, Esq.
Steven J. Abrams, Esq.
Pepper Hamilton LLP
3000 Two Logan Square – 18th and Arch Streets
Philadelphia, Pennsylvania 19103-2799
Telephone: (215) 981-4000
Facsimile: (215) 981-4750

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	(1)	(2)	(2)
Preferred Stock, par value $0.001 per share	(1)	(2)	(2)
Debt Securities	(1)	(2)	(2)
Warrants	(1)	(2)	(2)
Units	(1)	(2)	(2)
Subscription Rights	(1)	(2)	(2)
Total for Primary Offering			$150,000,000	$15,105 (3)

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units and such indeterminate number of subscription rights as shall have an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities of each identified class of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum offering price per unit of each class of security registered hereunder will be determined from time to time in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, or SEC, acting pursuant to Section 8(a), may determine.
EXPLANATORY NOTE
This registration statement contains two prospectuses:

•
a base prospectus which covers the offering, issuance and sale by the registrant from time to time of any combination of common stock, preferred stock, debt securities, warrants, units or subscription rights described in this prospectus in one or more offerings up to a maximum aggregate offering price of $150,000,000; and

•
a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock that may be issued and sold under a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 21, 2016

PROSPECTUS
Fibrocell Science, Inc.

$150,000,000
Common Stock, Preferred Stock,
Debt Securities, Warrants, Units And Subscription Rights

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants, units or subscription rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $150,000,000.
The securities may be offered and sold by us from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.
Our common stock is currently listed on The NASDAQ Capital Market on The Nasdaq Stock Market LLC (“NASDAQ”) under the symbol “FCSC”. On January 20, 2016, the last reported sale price of our common stock on NASDAQ was $2.96 per share.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
This prospectus is dated , 2016.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS ...................................................................................................................................	1

WHERE YOU CAN FIND MORE INFORMATION ...............................................................................................	1

INCORPORATION OF INFORMATION BY REFERENCE ...................................................................................	1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS ....................................................	2

RISK FACTORS ........................................................................................................................................................	3

FIBROCELL SCIENCE, INC. ...................................................................................................................................	3

USE OF PROCEEDS .................................................................................................................................................	5

RATIO OF EARNINGS TO FIXED CHARGES ......................................................................................................	7

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER ..........................................................................	7

DESCRIPTION OF CAPITAL STOCK .....................................................................................................................	7

DESCRIPTION OF DEBT SECURITIES .................................................................................................................	9

DESCRIPTION OF WARRANTS .............................................................................................................................	11

DESCRIPTION OF UNITS .......................................................................................................................................	11

DESCRIPTION OF SUBSCRIPTION RIGHTS .......................................................................................................	11

PLAN OF DISTRIBUTION .......................................................................................................................................	11

EXPERTS ...................................................................................................................................................................	13

LEGAL MATTERS ....................................................................................................................................................	13

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to an aggregate of $150,000,000 of securities. We may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
“Fibrocell,” “Company,” “we,” “us” and “our” refer to Fibrocell Science, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.fibrocell.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that we filed with the SEC on March 13, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 that we filed with the SEC on May 8, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 that we filed with the SEC on August 7, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 that we filed with the SEC on November 5, 2015;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•
Our Current Reports on Form 8-K filed with the SEC on March 18, 2015, April 21, 2015 (except Item 7.01 and Exhibit 99.1), May 1, 2015, May 12, 2015, June 8, 2015 (except Item 7.01 and Exhibit 99.1), June 24, 2015, July 20, 2015 (except Item 7.01 and Exhibit 99.1), July 21, 2015 (except for Item 2.02 and Exhibit 99.1), July 22, 2015, July 27, 2015, September 8, 2015, September 16, 2015, September 25, 2015, January 4, 2016 (excluding Item 7.01 and Exhibit 99.2), January 8, 2016 (including Item 2.02 but excluding Item 7.01 and Exhibit 99.1) (Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data contained in Item 2.02. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.) and January 21, 2016;

•
The description of our common stock contained in our registration statement on Form S-3, filed on August 15, 2013, which description is incorporated in the Form 8-A filed with the SEC on August 28, 2014, and any amendment or reports filed for the purpose of updating that description;

•
All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•
All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Fibrocell Science, Inc., 405 Eagleview Boulevard, Exton, Pennsylvania 19341, Attention: Chief Financial Officer, telephone (484) 713-6000.
The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or any corresponding exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report or this prospectus, is not incorporated by reference in this prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.
These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

RISK FACTORS
Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.
FIBROCELL SCIENCE, INC.
Overview
We are an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs. All of our product candidates use our proprietary autologous fibroblast technology. Fibroblasts are the most common cells located in skin and connective tissue and are responsible for synthesizing extracellular matrix proteins that provide cellular structure and support. Our autologous fibroblast technology uses our patented manufacturing process, which involves collecting small skin biopsies from patients, separating the tissue into its component cells, then expanding the fibroblast cells using classic tissue culture techniques until the numbers are adequate for repeated injection. In this manner, each patient is treated with cells that were cultivated from his or her own dermal tissue (i.e., autologous).
Our current clinical and preclinical development program pipeline consists of the following:

Personalized Biologics	Indication	Research	Pre-Clinical Development	Phase I	Phase II	Phase III
azficel-T *	Chronic Dysphonia					
FCX-007 [√] Orphan Product Candidate	Recessive Dystrophic Epidermolysis Bullosa (RDEB)					
FCX-013 [√]	Linear Scleroderma					
New ECC Program[√]	Gene Therapy for Inflammatory / Degenerative Joint Diseases					

* azficel-T BLA currently FDA-approved for the treatment of nasolabial fold wrinkles in adults

√ Program partnered with Intrexon

Our most advanced development program is azficel-T for the treatment of chronic dysphonia resulting from vocal cord scarring or atrophy. We are currently in a Phase II clinical trial for this indication. We have completed dosing in this trial and expect to announce efficacy results in the second quarter of 2016.
In collaboration with Intrexon, we are also in preclinical development with two gene-therapy product candidates. Our lead gene-therapy product candidate, FCX-007, has received orphan drug designation as well as rare pediatric disease designation from the U.S. Food and Drug Administration (“FDA”) and is in late-stage preclinical development for the treatment of recessive dystrophic epidermolysis bullosa (“RDEB”), a devastating, rare, congenital, painful, progressive blistering skin disease that typically leads to premature death. We are also in preclinical development of our second gene-therapy product candidate, FCX-013, for the treatment of linear scleroderma, an excess production of extracellular matrix characterized by skin fibrosis and linear scars. We plan to seek orphan drug designation for FCX-013.
We also recently expanded our collaboration with Intrexon to pursue the research, development and commercialization of products for the treatment of chronic inflammation and degenerative diseases of human joints, including arthritis and other related conditions, through intra-articular or other local administration of genetically modified fibroblasts.
Development Programs
Azficel-T for Chronic Dysphonia
Dysphonia is a reduction in vocal capacity and is caused by damage to the fibroblast layer of the vocal cords, which limits airflow and results in severe and significant limitations in voice quality. Depending on the severity of dysphonia, a patient’s resulting voice is hoarse or raspy and is perceived by sufferers as a communication disorder. Severe cases can lead to a total loss of voice. We estimate that approximately 64,000 patients in the U.S. suffer with vocal fold scarring resulting in chronic or severe dysphonia. No long-term effective therapy is presently available, and rehabilitation of subjects (for example, with voice therapy) is difficult. In our Phase I clinical trial of azficel-T for chronic dysphonia, which involved a feasibility study to determine the safety and efficacy of injections for the treatment of chronic dysphonia in patients who had failed to improve following currently available treatments, a positive trend of sustained improvement was noted in a majority of clinical trial subjects. Our Phase II clinical trial for chronic dysphonia currently in progress is a double-blind, randomized, placebo-controlled trial that is designed to test the safety and efficacy of azficel-T in subjects with chronic dysphonia caused by idiopathic vocal cord scarring or atrophy. Efficacy endpoints will be assessed four months after administration of final treatment. We have completed dosing in this trial and expect to report efficacy results in the second quarter of 2016.
FCX-007 for RDEB
Recessive dystrophic epidermolysis bullosa is a congenital, progressive, devastatingly painful and debilitating genetic disorder that often leads to death, and is the most severe form of dystrophic epidermolysis bullosa (“DEB”). RDEB is caused by a mutation of the COL7A1 gene, the gene which encodes for type VII collagen (“COL7”), a protein that forms anchoring fibrils. Anchoring fibrils hold together the layers of skin, and without them, skin layers separate causing severe blistering, open wounds and scarring in response to any kind of friction, including normal daily activities like rubbing or scratching. Children who inherit the condition are often called “butterfly children” because their skin is as fragile as a butterfly’s wings. We estimate that there are approximately 1,100 - 2,500 RDEB patients in the United States. Current treatments for RDEB address only the sequelae, including daily bandaging, hydrogel dressings, antibiotics, feeding tubes and surgeries.
FCX-007, our lead gene-therapy product candidate, is an autologous fibroblast cell genetically modified to express COL7. We are developing FCX-007 in collaboration with Intrexon. We submitted an investigational new drug application (“IND”) for FCX-007 to the FDA in July 2015. In September 2015, we received feedback from the FDA on the IND which required us to delay the initiation of our proposed Phase I/II clinical trial. The FDA’s feedback related to the areas of chemistry, manufacturing and controls (“CMC”), toxicology and our proposed Phase I/II clinical trial protocol. Although the hybrid pharmacology/toxicology study performed based on the injection of FCX-007 into human skin that was xenografted onto SCID (severe combined immunodeficiency) mice was included in the IND and showed no signs of toxicity, the FDA requested that we execute a toxicology-specific study in which FCX-007 will be injected in non-grafted SCID mice. We have initiated this new toxicology study, and we expect to amend the IND in response to the FDA’s feedback and to include data from the new study in the first quarter of 2016. As a result, we now expect to initiate a Phase I/II clinical trial for FCX-007 in the second quarter of 2016 subject to successful completion of the new toxicology study and addressing the FDA’s other feedback.
FCX-013 for Linear Scleroderma
Linear scleroderma is a localized autoimmune skin disorder that manifests as excess production of extracellular matrix characterized by fibrosis and linear scars. The linear areas of skin thickening may extend to underlying tissue and muscle in children which may impair growth and development. Lesions appearing across joints can be painful, impair motion and may be permanent. Current treatments only address symptoms, including systemic or topical corticosteroids, UVA light therapy and physical therapy.
Our second gene-therapy product candidate, FCX-013, is also being developed in collaboration with Intrexon and is currently in preclinical development for the treatment of linear scleroderma. Our product development efforts to date have included gene selection and design, transduction efficiency and protein expression analysis, ligand development for use in connection with Intrexon’s proprietary RheoSwitch Therapeutic System (“RTS”) expression technology and analytical assay design. RTS is a biologic switch activated by a small molecule ligand that provides the ability to control level and timing of protein expression in those diseases where such control is critical. We have also successfully completed a proof-of-concept study for FCX-013 in which the primary objective was to determine whether the product candidate had the potential to reduce dermal thickness in fibrotic tissue. In this study, FCX-013 was evaluated in a bleomycin-induced scleroderma model, utilizing SCID mice. Data from the study demonstrated that FCX-013 reduced dermal thickness of fibrotic tissue to levels similar to non-bleomycin (saline) treated skin and further reduced the thickness of the sub-dermal muscle layer. FCX-013 will now be advanced into dose ranging studies for product optimization. We expect to submit an IND for FCX-013 to the FDA in 2017.
Research Collaboration with UCLA
We have a scientific research collaboration with the Regents of the University of California, Los Angeles (“UCLA”) focusing on discoveries and technologies related to regenerative medicine. The technologies from this collaboration with UCLA may provide new development programs.
Commercial Programs
LAVIV (azficel-T) for Nasolabial Fold Wrinkles
LAVIV (azficel-T) is an FDA-approved biological product that uses our proprietary autologous fibroblast technology for the improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults. In 2013, we shifted our strategic focus to rare skin and connective tissue diseases, resulting in the clinical and preclinical product candidates mentioned above. As a result, we no longer actively market or promote LAVIV to physicians but will continue to accept prescriptions, for which we expect a nominal amount in 2016. Given the limited use of LAVIV, we are experiencing difficulties in recruiting a sufficient number of subjects for the postmarketing study that the FDA required as a condition for the approval of LAVIV. We are actively engaged in discussions with the FDA about how to fulfill the requirement in light of the limited population of LAVIV users.
Corporate Information

Our corporate headquarters is located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341. Our phone number is (484) 713-6000. Our corporate website is www.fibrocell.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.
The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from the offering and progress with our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

RATIO OF EARNINGS TO FIXED CHARGES
Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.
GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER
We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units or subscription rights to purchase any of such securities, with a total value of up to $150,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends;

•	redemption, conversion or exchange terms;

•
conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants;

•	voting or other rights; and

•	important federal income tax considerations.
The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 20, 2016, we had 43,898,785 shares of our common stock outstanding and zero shares of preferred stock outstanding. In addition, we had outstanding options to purchase 3,133,344 shares of common stock outstanding at a weighted average exercise price of $6.23 per share and warrants to purchase 5,666,779 shares of common stock outstanding at a weighted average exercise price of $7.14 per share.
Common Stock
Voting Rights
Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for any purpose is not authorized.
Dividends
Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors without distinction to series.

Liquidation
Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.
No Preemptive or Similar Rights
Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights.
Anti-Takeover Effects of Provisions of Delaware Law and our Charter Documents
Provisions of Delaware law and our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Fourth Amended and Restated Bylaws (the “Bylaws”) could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
Our Certificate of Incorporation provides for our Board of Directors to be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board of Directors until the second annual stockholders’ meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions.
Our Bylaws do not permit stockholders to call a special meeting of stockholders. Our Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of our Board of Directors, our Chairman of the Board of Directors, our Chief Executive Officer or our President. Our Bylaws require that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and do not permit our stockholders to act by written consent without a meeting. Our Bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his, her or its intention to bring that business before the meeting. The Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our Bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Preferred Stock
Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our stockholders.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
We may offer under this prospectus up to $150,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $150,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.
We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•
if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into other securities. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Payment of Interest and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.
DESCRIPTION OF WARRANTS
General
We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.
DESCRIPTION OF UNITS
As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.
DESCRIPTION OF SUBSCRIPTION RIGHTS
As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.
PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•
through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	in any manner, as provided in the applicable prospectus supplement.
Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time and may enter into arrangements for “at-the-market” offerings or similar transactions. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. An agent may also choose to purchase securities for its own account, as principal.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
In offering the shares covered by this prospectus, any broker-dealers and any other participating broker-dealers who execute sales, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by such broker-dealers may be deemed to be underwriting discounts and commissions.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on NASDAQ. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.
EXPERTS
The consolidated financial statements of Fibrocell appearing in its Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Fibrocell’s internal control over financial reporting as of December 31, 2014, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
Pepper Hamilton LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 21, 2016

PROSPECTUS
FIBROCELL SCIENCE, INC.

Up to $50,000,000 of Shares of Common Stock

We have entered into a sales agreement (“Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor Fitzgerald, acting as sales agent. Sales of the shares of common stock, if any, may be made on The NASDAQ Capital Market (“NASDAQ”) at market prices and such other sales as agreed upon by us and Cantor Fitzgerald.

Our common stock is listed on NASDAQ under the symbol “FCSC.” On January 20, 2016, the last reported sale price of our common stock on NASDAQ was $2.96 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through NASDAQ, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation at a fixed commission rate up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus and in the other documents that are incorporated by reference in this prospectus and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus, dated , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the sales agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Unless the context otherwise requires, in this prospectus the “Company,” “Fibrocell,” “we,” “us,” “our” and similar names refer to Fibrocell Science, Inc. and its subsidiaries.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. We have registered or filed applications to register certain trademarks in the United States and abroad, including Fibrocell Science, Fibrocell Therapy, Fibrocell Process and LAVIV®. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

S- i

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-5 of this prospectus, and the information incorporated by reference in this prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview
We are an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs. All of our product candidates use our proprietary autologous fibroblast technology. Fibroblasts are the most common cells located in skin and connective tissue and are responsible for synthesizing extracellular matrix proteins that provide cellular structure and support. Our autologous fibroblast technology uses our patented manufacturing process, which involves collecting small skin biopsies from patients, separating the tissue into its component cells, then expanding the fibroblast cells using classic tissue culture techniques until the numbers are adequate for repeated injection. In this manner, each patient is treated with cells that were cultivated from his or her own dermal tissue (i.e., autologous).
Our current clinical and preclinical development program pipeline consists of the following:

Our most advanced development program is azficel-T for the treatment of chronic dysphonia resulting from vocal cord scarring or atrophy. We are currently in a Phase II clinical trial for this indication. We have completed dosing in this trial and expect to announce efficacy results in the second quarter of 2016.
In collaboration with Intrexon Corporation (“Intrexon”), we are also in preclinical development with two gene-therapy product candidates. Our lead gene-therapy product candidate, FCX-007, has received orphan drug designation as well as rare pediatric disease designation from the U.S. Food and Drug Administration (“FDA”) and is in late-stage preclinical development for the treatment of recessive dystrophic epidermolysis bullosa (“RDEB”), a devastating, rare, congenital, painful, progressive, blistering skin disease that typically leads to premature death. We are also in preclinical development of our second gene-therapy product candidate, FCX-013, for the treatment of linear scleroderma, an excess production of extracellular matrix characterized by skin fibrosis and linear scars. We plan to seek orphan drug designation for FCX-013.

We also recently expanded our collaboration with Intrexon to pursue the research, development and commercialization of products for the treatment of chronic inflammation and degenerative diseases of human joints, including arthritis and other related conditions, through intra-articular or other local administration of genetically modified fibroblasts.
Development Programs
Azficel-T for Chronic Dysphonia
Dysphonia is a reduction in vocal capacity and is caused by damage to the fibroblast layer of the vocal cords, which limits airflow and results in severe and significant limitations in voice quality. Depending on the severity of dysphonia, a patient’s resulting voice is hoarse or raspy and is perceived by sufferers as a communication disorder. Severe cases can lead to a total loss of voice. We estimate that approximately 64,000 patients in the U.S. suffer with vocal fold scarring resulting in chronic or severe dysphonia. No long-term effective therapy is presently available, and rehabilitation of subjects (for example, with voice therapy) is difficult. In our Phase I clinical trial of azficel-T for chronic dysphonia, which involved a feasibility study to determine the safety and efficacy of injections for the treatment of chronic dysphonia in patients who had failed to improve following currently available treatments, a positive trend of sustained improvement was noted in a majority of clinical trial subjects. Our Phase II clinical trial for chronic dysphonia currently in progress is a double-blind, randomized, placebo-controlled trial that is designed to test the safety and efficacy of azficel-T in subjects with chronic dysphonia caused by idiopathic vocal cord scarring or atrophy. Efficacy endpoints will be assessed four months after administration of final treatment. We have completed dosing in this trial and expect to report efficacy results in the second quarter of 2016.
FCX-007 for RDEB
Recessive dystrophic epidermolysis bullosa is a congenital, progressive, devastatingly painful and debilitating genetic disorder that often leads to death, and is the most severe form of dystrophic epidermolysis bullosa (“DEB”). RDEB is caused by a mutation of the COL7A1 gene, the gene which encodes for type VII collagen (“COL7”), a protein that forms anchoring fibrils. Anchoring fibrils hold together the layers of skin, and without them, skin layers separate causing severe blistering, open wounds and scarring in response to any kind of friction, including normal daily activities like rubbing or scratching. Children who inherit the condition are often called “butterfly children” because their skin is as fragile as a butterfly’s wings. We estimate that there are approximately 1,100 - 2,500 RDEB patients in the United States. Current treatments for RDEB address only the sequelae, including daily bandaging, hydrogel dressings, antibiotics, feeding tubes and surgeries.
FCX-007, our lead gene-therapy product candidate, is an autologous fibroblast cell genetically modified to express COL7. We are developing FCX-007 in collaboration with Intrexon. We submitted an investigational new drug application (“IND”) for FCX-007 to the FDA in July 2015. In September 2015, we received feedback from the FDA on the IND which required us to delay the initiation of our proposed Phase I/II clinical trial. The FDA’s feedback related to the areas of chemistry, manufacturing and controls (“CMC”), toxicology and our proposed Phase I/II clinical trial protocol. Although the hybrid pharmacology/toxicology study performed based on the injection of FCX-007 into human skin that was xenografted onto SCID (severe combined immunodeficiency) mice was included in the IND and showed no signs of toxicity, the FDA requested that we execute a toxicology-specific study in which FCX-007 will be injected in non-grafted SCID mice. We have initiated this new toxicology study, and we expect to amend the IND in response to the FDA’s feedback and to include data from the new study in the first quarter of 2016. As a result, we now expect to initiate a Phase I/II clinical trial for FCX-007 in the second quarter of 2016 subject to successful completion of the new toxicology study and addressing the FDA’s other feedback.
FCX-013 for Linear Scleroderma
Linear scleroderma is a localized autoimmune skin disorder that manifests as excess production of extracellular matrix characterized by fibrosis and linear scars. The linear areas of skin thickening may extend to underlying tissue and muscle in children which may impair growth and development. Lesions appearing across joints can be painful, impair motion and may be permanent. Current treatments only address symptoms, including systemic or topical corticosteroids, UVA light therapy and physical therapy.
Our second gene-therapy product candidate, FCX-013, is also being developed in collaboration with Intrexon and is currently in preclinical development for the treatment of linear scleroderma. Our product development efforts to date have included gene selection and design, transduction efficiency and protein expression analysis, ligand development for use in connection with Intrexon’s proprietary RheoSwitch Therapeutic System® (“RTS®”) expression technology and analytical assay design. RTS® is a biologic switch activated by a small molecule ligand that provides the ability to control level and timing of protein expression in those diseases where such control is critical. We have also successfully completed a proof-of-concept study for FCX-013 in which the primary objective was to determine whether the product candidate had the potential to reduce dermal thickness in fibrotic tissue. In this study, FCX-013 was evaluated in a bleomycin-induced scleroderma model, utilizing SCID mice. Data from the study demonstrated that FCX-013 reduced dermal thickness of fibrotic tissue to levels similar to non-bleomycin (saline) treated skin and further reduced the thickness of the sub-dermal muscle layer. FCX-013 will now be advanced into dose ranging studies for product optimization. We expect to submit an IND for FCX-013 to the FDA in 2017.
Chronic Inflammation and Degenerative Diseases of Joints
We recently entered into an additional collaboration with Intrexon for the research, development and commercialization of products for the treatment of chronic inflammation and degenerative diseases of human joints through intra-articular or other local administration of genetically modified fibroblasts. The collaboration leverages our fibroblast platform with Intrexon’s cellular engineering capabilities to identify and develop cell-based therapeutics that will be genetically modified to express one or more proteins at sites of joint inflammation. We believe this treatment approach has the potential to overcome the limitations of existing therapies for chronic inflammation and degenerative diseases of the joint, including arthritis and related conditions.
Commercial Programs
LAVIV (azficel-T) for Nasolabial Fold Wrinkles
LAVIV (azficel-T) is an FDA-approved biological product that uses our proprietary autologous fibroblast technology for the improvement of the appearance of moderate to severe nasolabial fold wrinkles in adults. In 2013, we shifted our strategic focus to rare skin and connective tissue diseases, resulting in the clinical and preclinical product candidates mentioned above. As a result, we no longer actively market or promote LAVIV to physicians but will continue to accept prescriptions, for which we expect a nominal amount in 2016. Given the limited use of LAVIV, we are experiencing difficulties in recruiting a sufficient number of subjects for the postmarketing study that the FDA required as a condition for the approval of LAVIV. We are actively engaged in discussions with the FDA about how to fulfill the requirement in light of the limited population of LAVIV users.
Corporate Information

Our corporate headquarters is located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341. Our phone number is (484) 713-6000. Our corporate website is www.fibrocell.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $50,000,000.
Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-13 of this prospectus.
Use of Proceeds
We currently intend to use the net proceeds for the continued clinical and preclinical development of our product candidates, for the research and development of potential new product candidates including under our collaboration programs with Intrexon, and for other general corporate purposes, which may include working capital, other research and development expenditures, the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property, expenditures relating to manufacturing infrastructure and other capital expenditures and general and administrative expenses. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds. As a result, our management will retain broad discretion in the allocation and use of the net proceeds. See “Use of Proceeds” on page S-10 of this prospectus.

Risk Factors
An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-5 of this prospectus, page 14 of our Annual Report on Form 10-K for the year ended December 31, 2014 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Market for the common stock	Our common stock is quoted and traded on NASDAQ under the symbol “FCSC.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus and incorporated by reference herein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.
If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Related to this Offering
A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that all $50,000,000 worth of shares being offered under this prospectus will be sold or the price at which any such shares might be sold, assuming that an aggregate of 16,891,892 shares of our common stock are sold during the term of the sales agreement with Cantor Fitzgerald, in each case, for example, at a price of $2.96 per share, the last reported sale price of our common stock on NASDAQ on January 20, 2016, upon completion of this offering, based on our shares outstanding as of September 30, 2015, we will have outstanding an aggregate of 60,790,677 shares of common stock, assuming no exercise of outstanding stock options or warrants. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
In addition, as of September 30, 2015, there were outstanding options to purchase an aggregate of 3,191,344 shares of our common stock at a weighted average exercise price of $6.32 per share, of which options to purchase 1,469,897 shares of our common stock were then exercisable. As of September 30, 2015, there were warrants outstanding to purchase 5,942,103 shares of our common stock at a weighted average exercise price of $7.09 per share. The shares of our common stock issuable upon exercise of these options and warrants may be immediately eligible for resale in the open market, either in compliance with an exemption from registration under the Securities Act (because the issuance of the shares was registered with the SEC), or pursuant to an effective resale registration statement that we have previously filed with the SEC. Such sales, along with any other market transactions, could adversely affect the market price of our common stock. Additional dilution may result from the issuance of shares of our common stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.
Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.
You may experience future dilution as a result of future equity offerings or other equity issuances.
In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of September 30, 2015, we had reserved 3,191,344 shares of our common stock for issuance upon the exercise of outstanding stock options, 2,369,409 shares of our common stock for future issuance under the Fibrocell Science, Inc. 2009 Equity Incentive Plan (the “Equity Incentive Plan”), and 5,942,103 shares of our common stock for issuance upon exercise of outstanding warrants. You will incur dilution upon the grant of any shares pursuant to such plan, upon vesting of any stock awards under any such plan, or upon exercise of any such outstanding options or warrants.
We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for the continued clinical and preclinical development of our product candidates, for the research and development of potential new product candidates including under our collaboration programs with Intrexon, and for other general corporate purposes, which may include working capital, other research and development expenditures, the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property, expenditures relating to manufacturing infrastructure and other capital expenditures and general and administrative expenses. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-10 of this prospectus for further information.
We have identified the following changes to the risk factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Annual Report”). The risk factors listed below should be read in conjunction with the risk factors set forth in the 2014 Annual Report.

Risks Related to Clinical Development and Regulatory Approval of Our Product Candidates

The results seen in preclinical testing of our product candidates may not be replicated in humans.

This prospectus and the documents incorporated by reference herein discuss the results of preclinical testing of FCX-007 and FCX-013. We may not see positive results when these and any other product candidates undergo future clinical testing in humans. Preclinical studies are not designed to test the efficacy of a product candidate in humans, but rather to:

•	test short-term safety;

•	establish biological plausibility;

•	identify biologically active dose levels;

•	establish feasibility and reasonable safety of the investigational product’s proposed clinical route of administration;

•	identify physiologic parameters that can guide clinical monitoring; and/or

•	establish proof of concept, or the feasibility and rationale for use of an investigational product in the targeted patient population.

Success in preclinical studies does not ensure that later studies or any clinical trials will be successful nor does it predict future results. The rate of failure in drug development is quite high, and many companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in advanced clinical trials, even after promising results in preclinical studies and earlier clinical trials. Product candidates may fail to show desired safety and efficacy when used with human subjects. Negative or inconclusive results from any of our ongoing preclinical studies could result in delays, modifications, or abandonment of clinical trials and the termination of our development of a product candidate.

In September 2015, we received feedback from the FDA relating to our IND for FCX-007. If we are unable to adequately address the FDA’s feedback, we will not be permitted to commence clinical trials of FCX-007, the development of FCX-007 will be further delayed and we will incur additional costs.

In September 2015, we received feedback from the FDA relating to our IND application for FCX-007, which required us to delay the initiation of our proposed Phase I/II clinical trial. The FDA’s feedback related to the areas of CMC, toxicology and our proposed Phase I/II clinical trial protocol. Although the prior hybrid pharmacology/toxicology study performed based on the injection of FCX-007 into human skin that was xenografted onto SCID (severe combined immunodeficiency) mice was included in the IND and showed no signs of toxicity, the FDA requested that we execute an additional toxicology-specific study in which FCX-007 will be injected in non-grafted SCID mice. We have initiated this new toxicology study, and we expect to amend the IND in response to the FDA’s feedback and to include data from the new study in the first quarter of 2016. If we are unable to successfully complete the additional toxicology study and adequately address the FDA’s other feedback, we will not be permitted to commence clinical trials, the development of FCX-007 will be further delayed and we will be required to incur additional costs in the development of FCX-007.

Risks Related to Our Dependence on Third Parties

We will incur additional expenses in connection with our exclusive channel collaboration arrangements with Intrexon.

Pursuant to our exclusive channel collaborations with Intrexon, we are responsible for future research and development expenses of product candidates developed under such collaborations, the effect of which we expect will increase the level of our overall research and development expenses going forward. Although all manufacturing, preclinical studies and human clinical trials are expensive and difficult to design and implement, costs associated with the manufacturing, research and development of biologic product candidates are generally greater in comparison to small molecule product candidates. We have added personnel and expect to add additional personnel, either directly or through consulting arrangements, to support our exclusive channel collaborations with Intrexon.

Future development costs associated with our collaboration programs may be difficult to anticipate and may exceed our expectations. Our actual cash requirements may vary materially from our current expectations for a number of other factors that may include, but are not limited to, unanticipated technical challenges, changes in the focus and direction of our development activities or adjustments necessitated by changes in the competitive landscape in which we operate. If we are unable to continue to financially support such collaborations due to our own working capital constraints, we may be forced to discontinue the collaborations or delay our activities.

We may not be able to retain the exclusive rights licensed to us by Intrexon.

Under our exclusive channel collaboration agreements with Intrexon, we are using Intrexon’s technology in connection with developing our various product candidates, including FCX-007 and FCX-013. These collaboration agreements grant us licenses to use patents and other intellectual property of Intrexon in connection with the research, development, use, importing, manufacture, sale, and offer for sale of products within specified fields of use.

Intrexon may terminate an exclusive channel collaboration agreement if we fail to exercise diligent efforts in developing products through the collaborations or if we elect not to pursue the development of certain therapies identified by Intrexon and which constitute a “Superior Therapy” as defined in the applicable collaboration agreement. Upon such termination, we will be entitled to continue the development of the products covered by the terminated collaboration agreement in active and ongoing Phase I, II or III clinical trials or later stage development through the collaboration agreement, with a continuation of the related royalties and other payment obligations for such products, and all rights to products covered by the terminated collaboration agreement still in an earlier stage of development will revert to Intrexon.

There can be no assurance that we will be able to successfully perform under the collaboration agreements with Intrexon and if these collaboration agreements are terminated it may prevent us from achieving our business objectives.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward‑looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward‑looking statements. The words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “potential,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward‑looking statements, although not all forward‑looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	our expectations related to the use of proceeds, if any, from this offering;

•	the potential advantages of our product candidates;

•	our expectation to announce efficacy results in our Phase II clinical trial for azficel-T for chronic dysphonia in the second quarter of 2016;

•	our interpretation of the FDA’s feedback relating to our IND for FCX-007 and our plans to address such feedback and submit an amended IND in the first quarter of 2016;

•	the initiation, design and timing of our planned Phase I/II clinical trial for FCX-007;

•	our expectation to submit an IND for FCX-013 to the FDA in 2017;

•	our plan to seek orphan drug designation for FCX-013;

•	our ability to complete, or obtain modifications to, the postmarketing study that the FDA required as a condition for the approval of LAVIV;

•	the potential for our collaboration with UCLA to provide new development programs;

•	our expectations with respect to our collaboration with Intrexon pursuant to the Exclusive Channel Collaboration Agreement that we entered into with Intrexon on December 31, 2015; and

•	the sufficiency of our cash and cash equivalents to fund our operations into the fourth quarter of 2016.

Forward-looking statements are based upon our current expectations, plans and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially and adversely from those expressed or implied by such statements. Factors that could cause or contribute to such differences include, among others:

•	our ability to successfully complete the additional toxicology study and adequately address the FDA’s other feedback relating to our IND for FCX-007;

•
the progress and results of our preclinical studies and clinical trials of our cell therapy applications, including whether our clinical human trials relating to the use of autologous cell and gene therapy applications, in particular, for vocal cord scars and gene therapy orphan indications, and such other target indications as we may identify and pursue can be conducted within the timeframe that we expect, whether such studies and trials will yield positive results, or whether additional applications for the commercialization of autologous cell therapy can be identified by us and advanced into human clinical trials;

•	the cost of manufacturing related to our preclinical studies and clinical trials;

•
our ability to meet requisite regulations or receive regulatory approvals in the United States and in Europe, our ability to retain any regulatory approvals that we may obtain and the absence of adverse regulatory developments in the United States and Europe;

•	the costs, timing and outcome of regulatory review of our product candidates;

•
the dependence on our facility in Exton, Pennsylvania for the research, development and manufacturing operations of our cell therapy products, and the potential that such facility is damaged or we are otherwise required to discontinue research, development and production at such facility;

•
the dependence on our third party facility in Mountain View, California for the research, development and manufacturing operations of our gene therapy products, and the potential that such facility is damaged or we are otherwise required to discontinue research, development and production at such facility;

•	our ability to maintain our collaborations with Intrexon and whether such collaborations can be advanced with positive results within the timeframe and budget that we expect;

•	our dependence on suppliers for gene therapy products which are critical to the completion of our gene therapy applications;

•	the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our cell therapy applications;

•	the number and development requirements of other product candidates that we pursue;

•	the emergence of competing technologies and other adverse market developments;

•	the extent to which we acquire or invest in businesses, products and technologies;

•	our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators;

•
any adverse claims relating to our intellectual property and the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims;

•	our dependence on physicians to correctly follow our established protocols for the safe and optimal administration of our products; and

•	the other risks, uncertainties and factors set forth under “Risk Factors” on page S-5 of this prospectus and the documents incorporated by reference herein.
Additionally, other unknown, unidentified or unpredictable factors could also materially and adversely impact our future results. As a result, you should not place undue reliance on the forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our current view of future events. Except as required by law, we undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to our forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We currently intend to use the net proceeds from this offering for the continued clinical and preclinical development of our product candidates, for the research and development of potential new product candidates including under our collaboration programs with Intrexon, and for other general corporate purposes, which may include, without limitation:

•	working capital;

•	other research and development expenditures;

•	the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property;

•	expenditures relating to manufacturing infrastructure and other capital expenditures; and

•	general and administrative expenses.

DILUTION
Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2015 was approximately $34.8 million, or $0.79 per share of common stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities, excluding items such as intangibles and non-cash GAAP adjustments, by the aggregate number of shares of common stock outstanding as of September 30, 2015. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the sale of shares of common stock offered by the prospectus at an assumed public offering price of $2.96 per share of common stock (the last reported sale price of our common stock on NASDAQ on January 20, 2016), and after deducting the commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2015 would have been approximately $83.5 million, or $1.37 per share of common stock. This represents an immediate increase in net tangible book value of $0.58 per share to our existing stockholders and an immediate dilution of $1.59 per share of common stock issued to the new investors purchasing securities in this offering.
The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$2.96
Net tangible book value per share as of September 30, 2015	$0.79
Increase per share attributable to new investors	$0.58
Net tangible book value per share after this offering		$1.37
Dilution per share to new investors		$1.59

The table above assumes for illustrative purposes that an aggregate of 16,891,892 shares of our common stock are sold at a price of $2.96 per share, the last reported sale price of our common stock on NASDAQ on January 20, 2016, for aggregate gross proceeds of approximately $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.96 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.48 per share and would increase the dilution in net tangible book value per share to new investors to $2.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.96 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would decrease our net tangible book value per share after the offering to $1.20 per share and would decrease the dilution in net tangible book value per share to new investors to $0.76 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The above table is based on 43,898,785 shares of common stock outstanding as of September 30, 2015. Unless specifically stated otherwise, the information in this prospectus is as of September 30, 2015 and excludes:

•
3,191,344 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2015, at a weighted average exercise price of $6.32 per share, of which options to purchase 1,469,897 shares of our common stock were then exercisable;

•	5,942,103 shares of our common stock issuable upon the exercise of warrants at a weighted average exercise price of $7.09 per share; and

•	an aggregate of 2,369,409 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under the Equity Incentive Plan.

To the extent that options or warrants are exercised, new options are issued under the Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, dated January 21, 2016 with Cantor Fitzgerald, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $50,000,000 from time to time through Cantor Fitzgerald acting as agent. Sales of the shares of common stock, if any, may be made on NASDAQ at market prices and such other sales as agreed upon by us and Cantor Fitzgerald. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on NASDAQ, on any other existing trading market for our common stock or to or through a market maker. Cantor Fitzgerald may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. If so requested by Cantor Fitzgerald, and unless otherwise agreed, we will reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $150,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its normal sales and trading practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We or Cantor Fitzgerald may suspend the offering of shares of common stock by notifying the other. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon 10 days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Pepper Hamilton LLP. In connection with this offering, Goodwin Procter LLP, New York, New York, advised Cantor Fitzgerald with respect to certain U.S. securities law matters.
EXPERTS

The consolidated financial statements of Fibrocell Science, Inc. appearing in Fibrocell Science, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Fibrocell Science, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-14 of this prospectus. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:

Fibrocell Science, Inc.
405 Eagleview Blvd.
Exton, Pennsylvania 19341
Attention: Chief Financial Officer
(484) 713-6000
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 8, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 7, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 5, 2015;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•
Our Current Reports on Form 8-K filed with the SEC on March 18, 2015, April 21, 2015 (except Item 7.01 and Exhibit 99.1), May 1, 2015, May 12, 2015, June 8, 2015 (except Item 7.01 and Exhibit 99.1), June 24, 2015, July 20, 2015 (except Item 7.01 and Exhibit 99.1), July 21, 2015 (except Item 2.02 and Exhibit 99.1), July 22, 2015, July 27, 2015, September 8, 2015, September 16, 2015, September 25, 2015, January 4, 2016 (except Item 7.01 and Exhibit 99.2), January 8, 2016 (including Item 2.02 but excluding Item 7.01 and Exhibit 99.1) (Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data contained in Item 2.02. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.) and January 21, 2016; and

•
The description of our common stock contained in our registration statement on Form 8-A (File No. 001-31564) filed on August 28, 2014, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are also incorporated by reference into this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the date that such filing is made with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
To obtain copies of these filings, see “Where You Can Find More Information” on page S-14 of this prospectus.

Up to $50,000,000 of Shares

Common Stock

Prospectus

, 2016

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with the registration, issuance and distribution of the securities described in this registration statement being registered hereby.

SEC registration fee	$15,105
Printing expenses	$5,000	*
Legal fees and expenses	$150,000	*
Accounting fees and expenses	$100,000	*
Transfer agent and trustee fees and expenses	$5,000	*
Miscellaneous	$5,000	*
Total	$280,105	*

* Amounts are estimated pursuant to Item 511 of Regulation S-K.
Item 15.    Indemnification of Directors and Officers
Fibrocell’s Certificate of Incorporation and Bylaws authorize it to indemnify directors, officers, employees and agents of Fibrocell against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action, suit or proceeding, if the party to be indemnified acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Fibrocell, and, with respect to any criminal action or proceeding, such party had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and the Bylaws of Fibrocell also authorize it to indemnify directors, officers, employees and agents of Fibrocell who are or were a party to or threatened to be a party to, any threatened, pending, or completed action or suit by or in the right of Fibrocell to procure a judgment in its favor by reason of the fact the he was a director, officer, employee or agent of Fibrocell or of another entity at the request of Fibrocell, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fibrocell, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to Fibrocell unless and to the extent that the court in which such suit or action was brought shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
The Bylaws also permit Fibrocell to enter into indemnity agreements with individual directors, officers, employees, and other agents. Fibrocell has entered into such agreements with certain of its executive officers and reserves the right to enter into such agreements with its directors and additional executive officers in the future. These agreements, together with the Bylaws and Certificate of Incorporation, may require Fibrocell, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.
Fibrocell’s Certificate of Incorporation provides that directors shall have no personal liability to Fibrocell or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to Fibrocell or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

Fibrocell currently has directors’ and officers’ liability insurance. Delaware General Corporation Law, Section 145, and the Certificate of Incorporation and Bylaws of Fibrocell provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Fibrocell has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.    Exhibits
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
Item 17.    Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(8)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(9)    The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Pennsylvania on January 21, 2016.
Fibrocell Science, Inc.

By:    /s/ David Pernock
Name:    David Pernock
Title:    Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
We, the undersigned officers and directors of Fibrocell Science, Inc., a Delaware corporation, or the Corporation, hereby constitute and appoint David Pernock or Keith A. Goldan and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Corporation, any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 21, 2016.

Name	Title

/s/ David Pernock
David Pernock	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board

/s/ Keith A. Goldan
Keith A. Goldan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Kelvin D. Moore
Kelvin D. Moore	Director

/s/ Marc B. Mazur
Marc B. Mazur	Director

/s/ Marcus E. Smith
Marcus E. Smith	Director

/s/ Julian P. Kirk
Julian P. Kirk	Director

/s/ Christine St.Clare
Christine St.Clare	Director

/s/ Douglas J. Swirsky
Douglas J. Swirsky	Director

EXHIBIT INDEX

1.1	Sales Agreement, dated January 21, 2016, by and between Fibrocell Science, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 10.1 to our Form 8-K filed January 21, 2016)

1.2*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed December 13, 2012)

3.2	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed April 29, 2013)

3.3	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed July 22, 2013)

3.4	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed May 8, 2015)

3.5
Amendment to the Fourth Amended and Restated Bylaws, effective April 20, 2015 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed May 8, 2015)

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed November 24, 2009).

4.2*	Form of Preferred Stock Certificate

4.3*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder

4.4	Form of Indenture

4.5*	Form of Debt Securities

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant

4.8*	Form of Unit Agreement

4.9*	Form of Unit

4.10*	Form of Subscription Rights Agreement

4.11*	Form of Subscription Rights

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on the signature page of this registration statement)

25.1**	Statement of Eligibility of Trustee Under Debt Indenture

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.